Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 27, 2006
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2005 FOURTH QUARTER and FULL YEAR EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today its results for the fourth quarter and full year ended December 31, 2005. For the fourth quarter ended December 31, 2005, reported income from continuing operations was $9.0 million or $.17 per diluted share as compared to $34.9 million or $.58 per diluted share during the fourth quarter of 2004. Reported net income was $12.3 million or $.23 per diluted share during the fourth quarter of 2005 as compared to $37.2 million or $.61 per diluted share during the comparable prior year quarter. Net revenues increased 6% to $967 million during the fourth quarter of 2005 as compared to $911 million during the fourth quarter of 2004.

As indicated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information for the Three Months Ended December 31, 2005 and 2004, included in our income from continuing operations and income from continuing operations per diluted share during the fourth quarter of 2005 are the following:

•	combined after-tax charges of $21.0 million or $.39 per diluted share resulting from expenses incurred in connection with damage sustained in Louisiana from Hurricane Katrina that resulted in the closure of our Methodist Hospital, Lakeland Medical Pavilion, Chalmette Medical Center and Virtue Street Pavilion during the third quarter;

•	an after-tax gain of $3.7 million or $.07 per diluted share resulting from the sale of land, and;

•	other combined net favorable after-tax adjustments of approximately $1.5 million or $.04 per diluted share which includes certain income tax benefits recognized in connection with the employee retention tax credit as provided in the “Gulf Opportunity Zone Act of 2005”.

After adjusting for the above-mentioned items, our adjusted income from continuing operations was $24.8 million and our adjusted income from continuing operations per diluted share was $.45 during the three-month period ended December 31, 2005. Our adjusted income from continuing operations was $27.5 million or $.46 per diluted share during the fourth quarter of 2004. Impacting the results during the fourth quarter of 2005 are the loss of revenues from our above-mentioned acute care facilities in Louisiana, increased pressure on salaries in certain markets, the dilutive effect of integrating the Keystone and Brown Schools acquisitions and the continued high levels of uninsured patients.

At our acute care hospitals owned during both periods, inpatient admissions increased 3.4% and patient days increased 1.4% during the fourth quarter of 2005 as compared to the comparable 2004 quarter. Since our above-mentioned facilities located in Louisiana have been closed since the Hurricane, the inpatient statistics for those facilities have been excluded from the fourth quarter of each year. At our behavioral health care facilities owned during both quarters, inpatient admissions increased 7.4% and patient days increased 2.8% during the fourth quarter of 2005 as compared to the comparable 2004 quarter.

Our adjusted operating margin (as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Income Statement Information), decreased to 12.2% during the three-month period ended December 31, 2005 as compared to 13.2% during the same period of the prior year. The operating margin at our acute care hospitals owned during both periods (“same facility basis”) decreased to 12.1% during the three months ended December 31, 2005 as compared to 12.9% during the three months ended December 31, 2004. On a same facility basis, the operating margin at our behavioral health hospitals increased to 22.4% during the fourth quarter of 2005 from 19.0% during the comparable quarter of the prior year.

The provision for doubtful accounts was 9.0% of net revenues during the fourth quarter of 2005 as compared to 7.6% during the prior year’s fourth quarter. The increase resulted primarily from an increase in the number of uninsured patients treated at our acute care hospitals.

For the year ended December 31, 2005, reported income from continuing operations was $109.8 million or $1.91 per diluted share as compared to $161.1 million or $2.62 per diluted share during 2004. Reported net income was $240.8 million or $4.00 per diluted share during 2005 as compared to $169.5 million or $2.75 per diluted share during 2004. Included in our reported net income during 2005 were combined after-tax gains on divestitures of $132.9 million or $2.12 per diluted share resulting from the sale of fourteen acute care hospitals in France, two acute care hospitals in Puerto Rico, a women’s hospital in Oklahoma, a home health business in Florida and land in Nevada. Net revenues increased 8% to $3.94 billion during 2005 as compared to $3.64 billion during 2004.

Included in our income from continuing operations and income from continuing operations per diluted share during 2005 are the following:

•	combined after-tax charges of $99.0 million or $1.58 per diluted share resulting from expenses incurred in connection with damage sustained from Hurricane Katrina at our above-mentioned facilities located in Louisiana;

•	after-tax Hurricane related insurance recoveries of $48.6 million or $.78 per diluted share reflecting the minimum level of commercial insurance proceeds due to us, substantially all of which have been received;

•	the combined favorable prior year after-tax effect of $5.2 million or $.08 per diluted share resulting from supplemental reimbursements received from certain states and contractual settlements (as previously disclosed in our earnings release for the nine-month period ended September 30, 2005);

•	an after-tax gain of $3.7 million or $.06 per diluted share resulting from the sale of land, and;

•	other combined net favorable after-tax adjustments of approximately $203,000 or $.01 per diluted share.

After adjusting for the above-mentioned items, our adjusted income from continuing operations was $151.1 million and our adjusted income from continuing operations per diluted share was $2.56 during the 2005. Our adjusted income from continuing operations was $153.4 million or $2.51 per diluted share during 2004.

At our acute care hospitals owned during both years (excluding the inpatient statistics for our above-mentioned Louisiana hospitals for the period of September 1st through December 31st of each year), inpatient admissions increased 2.7% and patient days increased 1.4% during 2005 as compared to 2004. At our behavioral health care facilities owned during both years, inpatient admissions increased 5.9% and patient days increased 4.5% during 2005 as compared to 2004.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on February 28, 2006. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on February 28, 2006 and will continue through midnight on March 7, 2006. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 5293421.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 18 and 19 of our Form 10-Q for the quarterly period ended September 30, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as, gains on sales of assets and businesses, Hurricane related expenses and insurance recoveries, and other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2004. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net revenues	$967,175	$910,777	$3,935,480	$3,637,490

Operating charges:
Salaries, wages and benefits	415,821	375,227	1,625,996	1,490,241
Other operating expenses	226,127	225,265	921,118	862,870
Supplies expense	120,212	120,561	489,999	463,381
Provision for doubtful accounts	87,438	69,306	368,058	307,014
Depreciation and amortization	39,242	36,786	155,478	142,481
Lease and rental expense	15,347	15,502	60,790	60,907
Hurricane related expenses	36,133	—	165,028	—
Hurricane insurance recoveries	—	—	(81,709)	—

	940,320	842,647	3,704,758	3,326,894

Income before interest expense, minority interests and income taxes	26,855	68,130	230,722	310,596

Interest expense, net	8,403	9,854	32,933	38,131
Minority interests in earnings of consolidated entities	5,786	1,883	25,645	16,188

Income before income taxes	12,666	56,393	172,144	256,277
Provision for income taxes	3,624	21,541	62,301	95,179

Income from continuing operations	9,042	34,852	109,843	161,098

Income from discontinued operations, net of income tax expense (a)	3,232	2,322	131,002	8,394

Net income	$12,274	$37,174	$240,845	$169,492

Basic earnings per share: (b)
From continuing operations	$0.17	$0.60	$1.98	$2.79
From discontinued operations	0.06	0.04	2.35	0.15

Total basic earnings per share	$0.23	$0.64	$4.33	$2.94

Diluted earnings per share: (b)
From continuing operations	$0.17	$0.58	$1.91	$2.62
From discontinued operations	0.06	0.03	2.09	0.13

Total diluted earnings per share	$0.23	$0.61	$4.00	$2.75

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
(a) Calculation of income from discontinued operations, net of income tax:
Income from operations	$747	$3,974	$3,355	$8,680
Gains on divestitures	4,338	—	190,558	5,382

Income from discontinued operations, pre-tax	5,085	3,974	193,913	14,062
Income tax provision	(1,853)	(1,652)	(62,911)	(5,668)

Income from discontinued operations, net of income tax expense	$3,232	$2,322	$131,002	$8,394

(b) Earnings per share calculation:
Basic:
Income from continuing operations	$9,042	$34,852	$109,843	$161,098
Less: Dividends on unvested restricted stock, net of taxes	(23)	(27)	(104)	(111)

Income from continuing operations - basic	$9,019	$34,825	$109,739	$160,987
Income from discontinued operations	3,232	2,322	131,002	8,394

Net income - basic	$12,251	$37,147	$240,741	$169,381

Weighted average number of common shares - basic	54,002	57,635	55,658	57,653

Basic earnings per share:
From continuing operations	$0.17	$0.60	$1.98	$2.79
From discontinued operations	0.06	0.04	2.35	0.15

Total basic earnings per share	$0.23	$0.64	$4.33	$2.94

Diluted:
Income from continuing operations	$9,042	$34,852	$109,843	$161,098
Less: Dividends on unvested restricted stock, net of taxes	(23)	(27)	(104)	(111)
Add: Debenture interest, net of taxes	—	2,334	9,628	9,240

Income from continuing operations - diluted	$9,019	$37,159	$119,367	$170,227
Income from discontinued operations	3,232	2,322	131,002	8,394

Net income - diluted	$12,251	$39,481	$250,369	$178,621

Weighted average number of common shares	54,002	57,635	55,658	57,653
Add: Shares for conversion of convertible debentures	—	6,577	6,577	6,577
Other share equivalents	222	280	412	635

Weighted average number of common shares and equiv. - diluted	54,224	64,492	62,647	64,865

Diluted earnings per share:
From continuing operations	$0.17	$0.58	$1.91	$2.62
From discontinued operations	0.06	0.03	2.09	0.13

Total diluted earnings per share	$0.23	$0.61	$4.00	$2.75

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$7,963	$33,125
Accounts receivable, net	499,726	552,538
Other current assets	100,609	90,392
Property, plant and equipment, net	1,422,053	1,448,066
Other assets	820,758	765,852
Assets held for sale	—	132,870

Total Assets	$2,851,109	$3,022,843

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$5,191	$16,968
Liabilities held for sale	—	11,116
Other current liabilities	511,379	441,572
Other noncurrent liabilities	289,195	243,617
Long-term debt	637,654	852,229
Deferred income taxes	42,713	50,212
Minority interest	159,879	186,543
Stockholders’ equity	1,205,098	1,220,586

Total Liabilities and Stockholders’ Equity	$2,851,109	$3,022,843

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended December 31, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31, 2005		Three months ended December 31, 2004
Net revenues	$967,175	100.0%	$910,777	100.0%

Operating charges:
Salaries, wages and benefits	415,821	43.0%	375,227	41.2%
Other operating expenses	226,127	23.4%	225,265	24.7%
Supplies expense	120,212	12.4%	120,561	13.2%
Provision for doubtful accounts	87,438	9.0%	69,306	7.6%

	849,598	87.8%	790,359	86.8%

Operating income/margin	117,577	12.2%	120,418	13.2%

Lease and rental expense	15,347		15,502
Minority interests in earnings of consolidated entities	5,786		1,883

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	96,444		103,033

Hurricane related expenses	36,133		—
Depreciation and amortization	39,242		36,786
Interest expense, net	8,403		9,854

Income before income taxes	12,666		56,393
Provision for income taxes	3,624		21,541

Income from continuing operations	9,042		34,852
Income from discontinued operations, net of income taxes	3,232		2,322

Net income	$12,274		$37,174

	Three months ended December 31, 2005		Three months ended December 31, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$9,042	$0.17	$34,852	$0.58
Add: Hurricane related expenses, net of minority interests and income taxes	20,978	0.39	—	—
Less: Gain on sale of land, net of income taxes	(3,711)	(0.07)	—	—
Less: Other combined net favorable adjustments	(1,531)	(0.04)	—	—
Less: After-tax reversal of previously recorded stock grant amortization expense	—	—	(7,394)	(0.12)

Adjusted income from continuing operations	$24,778	$0.45	$27,458	$0.46

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Twelve Months Ended December 31, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Twelve months ended December 31, 2005		Twelve months ended December 31, 2004
Net revenues	$3,935,480	100.0%	$3,637,490	100.0%

Operating charges:
Salaries, wages and benefits	1,625,996	41.3%	1,490,241	41.0%
Other operating expenses	921,118	23.4%	862,870	23.7%
Supplies expense	489,999	12.5%	463,381	12.7%
Provision for doubtful accounts	368,058	9.4%	307,014	8.4%

	3,405,171	86.5%	3,123,506	85.9%

Operating income/margin	530,309	13.5%	513,984	14.1%

Lease and rental expense	60,790		60,907
Minority interests in earnings of consolidated entities	25,645		16,188

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	443,874		436,889

Hurricane related expenses	165,028		—
Hurricane insurance recoveries	(81,709)		—
Depreciation and amortization	155,478		142,481
Interest expense, net	32,933		38,131

Income before income taxes	172,144		256,277
Provision for income taxes	62,301		95,179

Income from continuing operations	109,843		161,098
Income from discontinued operations, net of income taxes	131,002		8,394

Net income	$240,845		$169,492

	Twelve months ended December 31, 2005		Twelve months ended December 31, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$109,843	$1.91	$161,098	$2.62
Add: Hurricane related expenses, net of minority interests and income taxes	99,042	1.58	1,474	0.02
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(48,663)	(0.78)	—	—
Less: Prior period effect of supplemental reimbursements received from certain states and contractual settlements	(5,225)	(0.08)	—	—
Less: Gain on sale of land, net of income taxes	(3,711)	(0.06)	—	—
Less: Other combined net favorable adjustments	(203)	(0.01)	—	—
Less: After-tax reversal of previously recorded stock grant amortization expense	—	—	(7,394)	(0.11)
Less: DSH revenue attributable to prior year, net of income taxes	—	—	(1,748)	(0.02)

Adjusted income from continuing operations	$151,083	$2.56	$153,430	$2.51

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 12/31/2005	% Change 12 months ended 12/31/2005
Acute Care Hospitals
Revenues	8.6%	7.2%
Adjusted Admissions	3.7%	2.9%
Adjusted Patient Days	2.1%	1.8%
Revenue Per Adjusted Admission	4.8%	4.2%
Revenue Per Adjusted Patient Day	6.4%	5.3%

Behavioral Health Hospitals
Revenues	9.4%	8.6%
Adjusted Admissions	6.8%	5.2%
Adjusted Patient Days	2.4%	4.2%
Revenue Per Adjusted Admission	2.5%	3.2%
Revenue Per Adjusted Patient Day	6.9%	4.3%

UHS Consolidated

	Fourth Quarter Ended		Twelve months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Revenues	$967,175	$910,777	$3,935,480	$3,637,490
EBITDA (1)	96,444	103,033	443,874	436,889
EBITDA Margin (1)	10.0%	11.3%	11.3%	12.0%

Cash Flow From Operations	68,983	79,366	425,426	392,880
Days Sales Outstanding	48	51	46	51
Capital Expenditures	70,069	53,431	241,412	230,760

Debt (net of cash)		—	634,882	836,072
Shareholders Equity		—	1,205,098	1,220,586
Debt / Total Capitalization		—	34.5%	40.7%
Debt / EBITDA (2)		—	1.43	1.78
Debt / Cash From Operations (2)		—	1.49	2.12

Acute Care EBITDAR Margin (3)	12.1%	12.5%	13.8%	14.7%
Behavioral Health EBITDAR Margin (3)	18.7%	19.0%	22.8%	22.3%

(1)	Before hurricane related expenses and recoveries and net of minority interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2005

AS REPORTED:

	FOR THE TWELVE MONTHS ENDED
	ACUTE (1) (2)%			BEHAVIORAL HEALTH		%
	12/31/05	12/31/04		12/31/05	12/31/04
Hospitals owned and leased	21	24	-12.5%	72	44	63.6%
Average licensed beds	5,525	5,645	-2.1%	4,849	4,225	14.8%
Patient days	1,351,978	1,150,882	17.5%	1,455,479	1,234,152	17.9%
Average daily census	3,704.0	3,144.5	17.8%	3,987.6	3,372.0	18.3%
Occupancy-licensed beds	67.0%	55.7%	20.4%	82.2%	79.8%	3.0%
Admissions	298,664	251,655	18.7%	102,731	94,743	8.4%
Length of stay	4.5	4.6	-1.0%	14.2	13.0	8.8%

Inpatient revenue	$7,246,246	$6,732,660	7.6%	$1,397,256	$1,238,131	12.9%
Outpatient revenue	2,778,036	2,544,891	9.2%	192,824	177,360	8.7%
Total patient revenue	10,024,282	9,277,551	8.0%	1,590,080	1,415,491	12.3%
Other revenue	52,485	35,604	47.4%	31,897	32,849	-2.9%
Gross hospital revenue	10,076,767	9,313,155	8.2%	1,621,977	1,448,340	12.0%

Total deductions	7,002,638	6,415,436	9.2%	804,537	749,568	7.3%

Net hospital revenue	$3,074,129	$2,897,719	6.1%	$817,440	$698,772	17.0%

SAME FACILITY:

	FOR THE TWELVE MONTHS ENDED

	ACUTE (1) (3)%			BEHAVIORAL HEALTH (4)%
	12/31/05	12/31/04		12/31/05	12/31/04
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,287	5,458	-3.1%	4,332	4,222	2.6%
Patient days	1,131,135	1,116,154	1.3%	1,290,020	1,234,115	4.5%
Average daily census	3,099.0	3,049.6	1.6%	3,534.3	3,371.9	4.8%
Occupancy-licensed beds	58.6%	55.9%	4.9%	81.6%	79.9%	2.2%
Admissions	252,332	245,643	2.7%	100,299	94,743	5.9%
Length of stay	4.5	4.5	-1.3%	12.9	13.0	-1.3%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations. Acute care hospitals located in New Orleans are excluded from September 1, 2005 through year-to date.
(3)	All Discontinued Operations are excluded in current and prior years. Lakeland is included in both current and prior years for January only. All three acute care hospitals located in New Orleans are excluded in both current and prior years from September 1st through year to date. Lakewood Ranch is included in both current and prior years from September 1 through year to date.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone in May, 2004 are included in both current and prior years from May 1st through year to date. King George School, Wyoming Behavioral and The Keystone Centers are all excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2005

AS REPORTED:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)%			BEHAVIORAL HEALTH		%
	12/31/05	12/31/04		12/31/05	12/31/04
Hospitals owned and leased	21	24	-12.5%	72	44	63.6%
Average licensed beds	5,012	5,602	-10.5%	5,996	4,386	36.7%
Patient days	261,720	284,920	-8.1%	450,566	320,753	40.5%
Average daily census	2,844.8	3,097.0	-8.1%	4,897.5	3,486.4	40.5%
Occupancy-licensed beds	56.8%	55.3%	2.7%	81.7%	79.5%	2.8%
Admissions	60,628	63,218	-4.1%	25,979	22,896	13.5%
Length of stay	4.3	4.5	-4.2%	17.3	14.0	23.8%

Inpatient revenue	$1,707,385	$1,692,754	0.9%	$389,872	$318,264	22.5%
Outpatient revenue	661,321	648,448	2.0%	47,732	45,538	4.8%
Total patient revenue	2,368,706	2,341,202	1.2%	437,604	363,802	20.3%
Other revenue	12,635	8,274	52.7%	8,096	7,482	8.2%
Gross hospital revenue	2,381,341	2,349,476	1.4%	445,700	371,284	20.0%

Total deductions	1,658,437	1,629,805	1.8%	212,278	192,938	10.0%

Net hospital revenue	$722,904	$719,671	0.4%	$233,422	$178,346	30.9%

SAME FACILITY:

	FOR THE THREE MONTHS ENDED

	ACUTE (1) (3)%			BEHAVIORAL HEALTH (4)%
	12/31/05	12/31/04		12/31/05	12/31/04
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,012	5,047	-0.7%	4,492	4,386	2.4%
Patient days	261,731	258,014	1.4%	329,590	320,740	2.8%
Average daily census	2,844.9	2,804.5	1.4%	3,582.5	3,486.3	2.8%
Occupancy-licensed beds	56.8%	55.6%	2.1%	79.8%	79.5%	0.3%
Admissions	60,628	58,609	3.4%	24,584	22,896	7.4%
Length of stay	4.3	4.4	-1.9%	13.4	14.0	-4.3%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations. Acute care hospitals located in New Orleans are excluded from September 1, 2005 through year-to date.
(3)	All Discontinued Operations are excluded in current and prior years. Lakeland is included in both current and prior years for January only. All three acute care hospitals located in New Orleans are excluded in both current and prior years from September 1st through year to date. Lakewood Ranch is included in both current and prior years from September 1 through year to date.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone in May, 2004 are included in both current and prior years from May 1st through year to date. King George School, Wyoming Behavioral and The Keystone Centers are all excluded in both current and prior years.